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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                                January 7, 2002


                         StrandTek International, Inc.
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            (Exact name of registrant as specified in its charter)


   Delaware                   33-22169-C                   34-1573330
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(State or other            (Commission File               (IRS Employer
jurisdiction of             Number)                    Identification No.)
incorporation)


                           455 N. Indian Rocks Road
                          Belleair Bluffs, FL  33770
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              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 727-585-6333



                   RFI Recycled Fibre Industries, Inc., and
                Synthetic Blood and Medical Technologies, Inc.
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         (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.

      On January 7, 2002, StrandTek International, Inc., a Delaware corporation ("Strandtek"), certain of Strandtek's principal shareholders, and certain non-shareholder loan holders of Strandtek entered into a Stock Contribution Exchange Agreement and a Supplemental Disclosure Agreement (collectively referred to as the "Agreements") with Corniche Group Incorporated, a Delaware corporation
("Corniche").   Strandtek is a high-tech manufacturer with proprietary
technology producing melt-blown polypropylene for acoustical and thermal insulation applications. After the consummation of the transaction contemplated by the Agreements, if consummated, Strandtek will become a majority owned subsidiary of Corniche, and the former shareholders and non-shareholder loan holders of Strandtek will control Corniche.

      Pursuant to the terms of the Agreements, Corniche will acquire approximately 178,000,000 shares or approximately 97.8 % of the common stock, $.0001 par value per share, of Strandtek from certain principal shareholders of Strandtek. Such principal shareholders will exchange their shares of Strandtek common stock for approximately 35,200,000 shares of Corniche common stock, par value $.001 per share (the "Common Stock") and approximately 626,000 shares of Corniche Series D Convertible Preferred Stock, subject to further adjustment as set forth in the Agreements. In addition, such principal shareholders and certain non-shareholder loan holders of Strandtek have agreed to exchange certain of their outstanding loans due from Strandtek, in the amount of $22 million in the aggregate, for 220,000 shares of Corniche Series C 7% Convertible Preferred Stock. Upon the consummation of the transaction contemplated by the Agreements, if consummated, the principal shareholders and the non-shareholder loan holders of Strandtek will own more than a majority of the outstanding shares and voting power of Corniche. Pursuant to the Agreements, it is also contemplated that shareholders of Strandtek that are not a party to the Agreements shall be entitled to receive in exchange for their Strandtek shares, shares of Corniche Common Stock at an exchange rate not less favorable than the exchange rate applicable to the Strandtek shares being exchanged under the Agreements pursuant to a follow on transaction that is anticipated to occur within 24 months after the closing of the transaction contemplated in the Agreements.

      In addition, within 5 business days of the execution of the Agreements, Corniche advanced to Strandtek a loan of $1 million on an unsecured basis, which is personally guaranteed by certain of the principal shareholders of Strandtek.

      Although not part of the Agreements, pursuant to the request of Corniche, Jerome Bauman, President of Strandtek, will be appointed Chairman and Chief Executive Officer of Corniche, and William G. Buckles, Jr., Chief Financial Officer of Strandtek, will be appointed Chief Financial Officer of Corniche, upon the closing of the transaction.

      The transaction is expected to close during January 2002 and is contingent upon certain closing conditions, including, obtaining financing and a number of other financial, legal and business conditions. There can be no assurance given at this time that the financing condition can be satisfied on terms reasonably acceptable to the parties or that the other financial, legal and business conditions can be met or that a transaction can be consummated.

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      The following summarizes the terms of the Corniche Series C 7% Convertible
Preferred Stock (the "Series C Preferred Stock"). The Corniche Series C
Preferred Stock shall rank senior to the Corniche Series D Preferred Stock and Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up. Commencing July 1, 2002, the holders of shares of Corniche Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of Corniche, cumulative dividends at the rate of $7.00 per year on each share of Corniche Series C Preferred Stock, subject to appropriate adjustment. The holder of any share of Corniche Series C Preferred Stock shall have the right, at such holder's option, to convert each share of the Corniche Series C Preferred Stock into one hundred shares of Corniche Common Stock, plus additional shares for accrued and unpaid dividends, subject to certain adjustments.

     The following summarizes the terms of the Corniche Series D Preferred Stock. The Corniche Series D Preferred Stock shall rank junior to the Corniche Series C Preferred Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up, and pari passu with the Corniche Common Stock. So long as any shares of the Corniche Series D Preferred Stock are outstanding, no dividend shall be declared or paid upon the Corniche Common Stock or upon any other Corniche stock ranking junior to, or on a parity with, the Corniche Series D Preferred Stock, unless, in the case of the Corniche Common Stock, a dividend equal in amount to such dividend per share declared on the Corniche Common Stock times the conversion rate then applicable to such Corniche Series D Preferred Stock is declared, paid or set aside for payment on each outstanding share of Corniche Series D Preferred Stock. The holder of any share of Corniche Series D Preferred Stock shall have the right, at such holder's option, to convert each share of the Corniche Series D Preferred Stock into one hundred shares of Corniche's Common Stock, subject to certain adjustments. The holders of shares of the Corniche Series C Preferred Stock and Series D Preferred Stock shall have the same voting rights as the holder of that number of shares of Corniche Common Stock into which a share of Series C or Series D Preferred Stock could be converted.

      Corniche and Strandtek anticipate that the contribution and exchange of stock and securities for capital stock of Corniche shall constitute a nontaxable transfer of property, and the transaction is contingent upon Strandtek receiving a tax opinion to that effect.

     The securities being exchanged in the transaction have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without the effectiveness of a resale registration statement or an applicable exemption from the registration requirements. The principal shareholders and the non-shareholder loan holders shall be entitled to demand registration rights for the Common Stock issued to them and the Corniche Common Stock issuable upon the conversion of the Corniche Series C and Series D Preferred Stock.

     Regulation FD. This report on Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

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Forward-looking Statements. This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management's judgment regarding future events including the closing of the transaction. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in Strandtek's reports filed with the Securities and Exchange Commission. Strandtek undertakes no obligation to update or revise the information contained in this report whether as a result of new information, future events or circumstances, or otherwise.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              StrandTek International, Inc.


                                   By:/s/ WILLIAM G. BUCKLES, JR.
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                                   Name:  William G. Buckles, Jr.

                                   Title: Vice-President/CFO

Dated:  January 11, 2002

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